    As filed with the Securities and Exchange Commission on October 27, 1995

                                                  Registration No. 33-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                              WASTE RECOVERY INC.
             (Exact name of registrant as specified in its Charter)


              TEXAS                                          75-1833498
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                           309 SOUTH PEARL EXPRESSWAY
                              DALLAS, TEXAS  75201
                    (Address of Principal Executive Offices)


                         1989 STOCK PLAN FOR EMPLOYEES
                              (Full Title of Plan)
                                _______________


                               THOMAS L. EARNSHAW
                           309 SOUTH PEARL EXPRESSWAY
                              DALLAS, TEXAS  75201
                                 (214)741-3865
                  (Name, address, telephone number, including
                        area code of Agent for service)
                                _______________





                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                   Proposed               Proposed
                                                    Maximum                Maximum
     Title of                Amount                Offering               Aggregate              Amount of
 Securities Being             to be                  Price                Offering             Registration
    Registered             Registered             Per Share*                Price                   Fee
--------------------------------------------------------------------------------------------------------------
Common Stock
No Par Value                1,000,000                $1.25               $1,250,000               $431.00
==============================================================================================================

* Calculated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee, based upon the average of the bid and asked price of a share of Common Stock of Waste Recovery, Inc. on October 23, 1995

                                     PART I

         The documents containing the information concerning the plan and shares registered hereunder by Waste Recovery, Inc., a Texas corporation (the "Registrant") specified in Item I of the Form S-8 under the Securities Act of 1933 are not being filed as part of this Registration Statement in accordance with the Note to Part I of such form.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Items 3, 4, 5, 6, 7, and 9 are incorporated herein by reference from the Registrant's registration statement on Form S-8, Registration No. 33-47817 filed May 14, 1992 with the Securities and Exchange Commission (the "Prior Registration Statement"). Under the Prior Registration Statement, a total of 647,500 shares of the Registrant's Common Stock, no par value, were registered, which included 550,000 shares authorized for issuance under the Registrant's 1989 Stock Plan for Employees (the "1989 Plan"). At the Registrant's 1995 Annual Meeting of Shareholders, the number of shares of Common Stock authorized for issuance under the 1989 Plan was increased to 1,550,000 shares. This Registration Statement covers the additional 1,000,000 shares of Common Stock authorized for issuance pursuant to the 1989 Plan.

ITEM 8.  EXHIBITS.

         The exhibits filed with the Prior Registration Statement are incorporated by reference herein. In addition, there are exhibits appearing on
Exhibit Index on page 4 hereof that are filed with this Registration Statement.




                                 [END OF PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 26th day of October, 1995.

                                                 WASTE RECOVERY, INC.


                                     BY:       /s/ THOMAS L. EARNSHAW
                                               ------------------------------
                                               Thomas L. Earnshaw, President
                                               and Chief Executive Officer


                                     BY:       /s/ SHARON K. PRICE
                                               ------------------------------
                                               Sharon K. Price, Vice President -
                                               Finance (Principal Financial and
                                               Accounting Officer)

                               POWER OF ATTORNEY

         Each individual whose signature appears below constitutes and appoints Sharon K. Price and Thomas L. Earnshaw, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 26th day of October, 1995.

SIGNATURE                               TITLE
---------                               -----
/s/ ALLAN SHIVERS, JR.                  Director; Chairman of the Board
-----------------------------------
ALLAN SHIVERS, JR.

/s/ THOMAS L. EARNSHAW                  Director, President and Chief Executive Officer,
-----------------------------------     and Treasurer
THOMAS L. EARNSHAW


/s/ ROBERT L. THELEN                    Director, Executive Vice President
-----------------------------------
ROBERT L. THELEN


/s/ ROGER W. COPE                       Director
-----------------------------------
ROGER W. COPE


/s/ MICHAEL C. DODGE                    Director
-----------------------------------
MICHAEL C. DODGE


/s/ W. DAVID WALLS                      Director
-----------------------------------
W. DAVID WALLS


                                        Director
-----------------------------------
CRANDALL S. CONNORS


/s/ STEVEN E. MACINTYRE                 Director
-----------------------------------
STEVEN E. MACINTYRE

                                 EXHIBIT INDEX


                                                                                          SEQUENTIALLY
EXHIBIT                                                                                     NUMBERED
  NO.                                      EXHIBIT                                            PAGE
-------                                    -------                                     -------------------
  (4)                     Instruments defining the rights of security holders

                          4.12             Amendment No. 1 to the Registrant's
                                           1989 Stock Plan for Employees

  (5)                     Opinion re legality

                          5.4              Opinion of Storey Armstrong Steger &
                                           Martin dated October 26, 1995

 (23)                     Consents of experts and counsel:

                          23.10            Consent of Storey Armstrong Steger &
                                           Martin dated October 26, 1995 (included
                                           in the opinion filed as Exhibit 5.4)

                          23.11            Consent of Price Waterhouse dated
                                           October 26, 1995

 (24) Power of attorney (included on Page 2 of the Registration Statement)